Exhibit 99.2

VOTING AGREEMENT

WHEREAS, certain of the undersigned own or control voting securities of NF Energy Saving Corporation , a Delaware corporation (the “Company”);

WHEREAS, Mr. Yongquan Bi (“Mr. Bi”), together with the undersigned, have formed a group (the “Group”) for the purpose of effecting a written consent to change the control of the Company, change or remove the current Board of Directors of the Company (the “Board”), to appoint new representatives to the Board, to effect changes to Management of the Company, to amend the Company’s certificate of incorporation and bylaws, other corporate governance issues, including changing the name and/or ticker symbol of the Company, and for the purpose of taking all other actions necessary to achieve the foregoing (collectively, the “Purposes”).

NOW THEREFORE, IT IS AGREED, this 14th day of January, 2019, by the undersigned and each other person and entity executing this voting agreement (this “Agreement”):

1. Each of the undersigned hereby covenants and agrees that, during the term of this Agreement, at any and all meetings of stockholders of the Company, or at any adjournment, postponement, rescheduling or continuation thereof, or in any other circumstances upon which a vote, consent (including written consents), agreement or other approval is sought, he/it shall vote (or cause to be voted) all of the voting securities of the Company owned or controlled by him/it (whether now owned or hereafter acquired) and shall otherwise consent or agree in such manner as may be directed by Mr. Bi in its sole and absolute discretion, in pursuit of the Purposes. Each of the undersigned, as a holder of voting securities of the Company, shall be present in person or by proxy at all meetings of stockholders of the Company so that all voting securities held by him/it are counted for purposes of determining the presence of a quorum at such meeting.

2. Each of the parties hereto represents that he/it has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect to the securities of the Company, other than one that has expired or terminated prior to the date hereof.

3. So long as this Agreement is in effect, each of the undersigned shall provide written notice to Mr. Bi of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

4. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

5. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

7. This Agreement shall not be terminable for a period of 90 days from the date hereof, except in a writing signed by all parties hereto. Thereafter, any party hereto may terminate his/its obligations under this Agreement on 24 hours’ prior written notice to all other parties.

8. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Yongquan Bi
Yongquan Bi

/s/ Wei Guan
Wei Guan

/s/ Yunguo Jiang
Yunguo Jiang

/s/ Yongjian He
Yongjian He

/s/ Xiaochun Xia
Xiaochun Xia

/s/ Shulian Shen
Shulian Shen

/s/ Lijun Wang
Lijun Wang

/s/ Yan Liu
Yan Liu

/s/ Fuqing Zhang
Fuqing Zhang

/s/ Xiaofei Yu
Xiaofei Yu